Exhibit 10.4

INVITROGEN CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Executive Agreement with Deferral of Settlement Date)

David F. Hoffmeister (the “Participant”) has been granted an award (the “Award”) pursuant to the Invitrogen Corporation 2004 Equity Incentive Plan (the “Plan”) consisting of one or more rights (each such right being hereinafter referred to as a “Restricted Stock Unit”) to receive in settlement of each such right one (1) share of Stock of Invitrogen Corporation, as adjusted from time to time pursuant to Section 9 of the attached Restricted Stock Unit Agreement, as follows:

Date of Grant:	October 13, 2004

Number of Restricted Stock Units:	50,000, increased as of any date by the cumulative number of additional whole and/or fractional Restricted Stock Units, if any, credited to this Award through such date in payment of Dividend Equivalent Rights as described in the Restricted Stock Unit Agreement.

Vesting Date:	The date which is three (3) years after the Date of Grant, subject to acceleration on certain terminations of service.

Settlement Date:	The Vesting Date unless otherwise specified in a Restricted Stock Unit Election Form to be supplied by the Company and signed by the Participant (the “Election Form”)

Vesting:	The number of Vested Restricted Stock Units as of any date shall be determined as follows:
Vested Percentage
	Prior to Vesting Date	0%
	On the Vesting Date, provided the Participant’s Service has not terminated prior to such date	100%

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan, the Restricted Stock Unit Agreement, the Employment Agreement between them dated October 13, 2004, and the Election Form. The Participant acknowledges receipt of copies of the Plan, Restricted Stock Unit Agreement, and the Employment Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

INVITROGEN CORPORATION		PARTICIPANT

By:	/s/ Joseph L. Rodriguez	David F. Hoffmeister Signature

Its:	Sr. Vice President, Human Resources	October 13, 2004 Date

Address:	1600 Faraday Avenue Carlsbad, CA 92008	Address

ATTACHMENTS: Unit	2004 Equity Incentive Plan, as amended to the Date of Grant, and the Restricted Stock Agreement.

INVITROGEN CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

Invitrogen Corporation (together with its successors and assigns, the “Company”) has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Invitrogen Corporation 2004 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, and the Employment Agreement (as defined below). By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan, the Employment Agreement and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan, the Employment Agreement and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

(a) “Date of Grant” means the Employment Date, as defined in the Employment Agreement.

(b) “Award” means a total of 50,000 restricted stock units granted to the Participant pursuant to the terms and conditions of this Agreement.

(c) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer this Agreement, “Board” also means such Committee(s).

(d) “Cause” shall mean “Cause” as defined in, and determined under, the Employment Agreement.

(e) “Change-in-Control Agreement” means the Change-in-Control Agreement entered into between the Company and the Participant dated as of October 13, 2004, as it may be amended from time to time in accordance with its terms.

(f) “Employment Agreement” means that certain employment agreement entered into by and between the Company and the Participant dated as of October 13, 2004, as it may be amended from time to time in accordance with its terms.

(g) “Good Reason” shall mean “Good Reason” as defined in, and determined under, the Employment Agreement.

(h) “Disability” shall mean that the Participant is “Disabled” as defined in, and determined under, the Employment Agreement.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. ADMINISTRATION.

All questions of interpretation concerning this Agreement shall be determined by the Board. All good faith determinations by the Board that are consistent with this Agreement, the Employment Agreement, and the Change-in-Control Agreement shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3. SETTLEMENT OF THE AWARD.

3.1 No Additional Payment Required. The Participant shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to the Company or for its benefit which the Board, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.

3.2 Issuance of Shares of Stock. Subject to the provisions of Section 3.5 below, the Company shall issue to the Participant promptly following the Settlement Date (as defined in the Notice) a number of whole shares of Stock, and any other property, corresponding to the Number of Restricted Stock Units (as defined in the Notice) for which this Award is vested as of the Settlement Date, with the number of securities in each instance rounded down to the nearest whole number. Any shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.5. On, or promptly following, the Settlement Date, the Company shall pay to the Participant cash in lieu of any fractional security represented by a fractional Restricted Stock Unit subject to this Award in an amount equal to the Fair Market Value on the Settlement Date of such fractional security. This Award, once vested, shall be wholly non-forfeitable.

3.3 Tax Withholding. The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the employee portion of any federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the employee portion of any tax withholding obligations of the Company have been satisfied by the Participant.

3.4 Certificate Registration. Any certificate for shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

4. VESTING CONDITIONS.

4.1 Vesting Schedule. One hundred percent (100%) of the Shares granted under this Award shall vest, on the third anniversary of the Date of Grant, provided that the Participant’s Service to the Participating Company Group has not terminated prior to such date. Except as provided in Section 4.2 and Section 8, no additional Shares will become vested following the Participant’s termination of Service for any reason.

4.2 Acceleration of Vesting.

(a) Death or Disability. If the Participant’s Service with the Participating Company Group is terminated because of the Disability or death of the Participant, a number of the Shares granted under this Award shall vest, upon such termination of Service, equal to the number of Shares that would have become vested had the Participant’s Service continued for an additional twelve (12) months. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than upon a termination for “Cause” and if the result, with respect to vesting, is more favorable to the Participant.

(b) Termination Without Cause or With Good Reason. If the Participant’s employment under the Employment Agreement is terminated by the Company other than for Cause or Disability, or by the Participant with Good Reason, a number of the Shares granted under this Award shall vest, upon such termination of employment, equal to the number of Shares that would have become vested had the Participant’s employment continued for an additional eighteen (18) months.

5. DIVIDEND EQUIVALENT RIGHTS.

Effective on the date of payment of cash dividends on the Stock occurring on and after the Date of Grant and before the Settlement Date, the Number of Restricted Stock Units subject to this Award shall be increased by such additional whole and/or fractional Restricted Stock Units determined by the following formula:

    X = (A x B) / C

where,

“X” is the number of whole and/or fractional Restricted Stock Units to be credited with respect to the Award;

“A” is the amount of cash dividends paid on one share of Stock;

“B” is the number of whole and fractional Restricted Stock Units subject to this Award as of the cash dividend record date but immediately prior to the application of this Section; and

“C” is the Fair Market Value of a share of Stock on the cash dividend payment date.

Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to this Award.

6. NONTRANSFERABILITY OF THE AWARD.

Prior the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

7. EFFECT OF TERMINATION OF SERVICE.

If the Participant’s Service with the Company terminates for any reason, the Award, if not earlier settled, and to the extent vested as of the date of the Participant’s termination of Service, shall be settled as provided in Section 3.

8. CHANGE IN CONTROL.

This Award shall also become vested in the circumstances, and to the extent, provided in the Change-in-Control Agreement. Upon such vesting the Award shall continue to be subject to all terms and conditions of the Plan.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9 or pursuant to the Dividend Equivalent Rights. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in the Employment Agreement, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

11. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12. MISCELLANEOUS PROVISIONS.

12.1 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.2 Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In the event of Participant’s death or a judicial determination of his incapacity, references to “the Participant” in this Agreement shall be deemed, as appropriate, to be references to his heirs, estate or other legal representative(s).

12.3 Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.4 Notices. Any notice required or permitted hereunder shall be given in the manner set forth in the Employment Agreement.

12.5 Integrated Agreement. The Notice, this Agreement, the Plan, the Employment Agreement, together with its Exhibits and other documents referenced in the Employment Agreement, and the Change-in-Control Agreement constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect. In the event of any conflict between this Agreement and the Notice, this Agreement shall control, and in the event of any conflict between the Employment Agreement and this Agreement or the Notice, the Employment Agreement shall control.

12.6 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.7 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

PARTICIPANT

/s/ David F. Hoffmeister David F. Hoffmeister

COMPANY

/s/ Joseph L. Rodriguez Joseph L. Rodriguez
Sr. Vice President, Human Resources Invitrogen Corporation